Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Grant Detail Page by and between Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”) and the Participant, a Non-Employee Director of the Company.
1.Grant of RSUs.

1.1    Grant. Pursuant to Article VII of the 2017 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Participant an Award consisting of the number of RSUs set forth on the Grant Detail Page. Each RSU represents the right to receive one Common Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2    Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Participant to the Company or a Subsidiary.

2.Vesting. Except as otherwise provided in this Agreement and subject to the Participant’s continuous service as a Non-Employee Director with the Company, the RSUs will vest on the first anniversary of the Date of Grant (such one (1) year period, the “Restricted Period”).

3.Termination of Continuous Service.

3.1    Termination for Reasons Other Than for Death, Disability or After Satisfying Service Requirements. If the Participant’s continuous service with the Company is terminated for any reason other than as set forth in Section 3.2 or 3.3 or as contemplated by Section 6, the Participant shall forfeit all unvested RSUs; provided, however, that the Board, upon recommendation of the Governance and Compensation Committees, may, in its discretion, order that any part or all of the RSUs shall vest.

3.2    Termination due to Death or Disability. If the Participant’s continuous service with the Company terminates as a result of the Participant’s death or Disability, all RSUs shall vest in full immediately.

3.3    Termination after Satisfying Service Requirements. If the Participant’s service as a Non-Employee Director with the Company should terminate prior to the end of the Restricted Period when he or she has served as a Director for ten (10) full years or more or attained age seventy-two (72), all RSUs shall vest in full immediately.

4.Rights as Shareholder; Dividend Equivalents.

4.1    Rights. The Participant shall not have any rights of a shareholder with respect to the Common Shares underlying the RSUs unless and until the RSUs vest and are settled by the issuance of such Common Shares.

4.2    Dividend Equivalents. From and after the Date of Grant and until such time as either the RSUs are paid or forfeited in accordance with the terms of this Agreement, the Company shall pay to the Participant, in the calendar year in which a dividend is paid on Common Shares, an amount of cash equal to the per-share amount of the dividend paid times the number of unvested RSUs then held by the Participant; provided, however, that in the event the dividend is declared in the calendar year preceding the calendar year in which it is scheduled to be paid, the Participant shall be paid such amount of cash no later than March 15 of the calendar year following the year in which such dividend was declared.

5.Settlement of RSUs. Promptly following the vesting date, and in any event no later than sixty (60) days following such vesting date, the Company shall (a) issue and deliver to the Participant the number of Common Shares equal to the number of vested RSUs; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Common Shares delivered to the Participant.

6.Change in Control.

6.1    Acceleration of Vesting. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs after the Date of Grant and before the end of the Restricted Period and the Participant’s continuous service as a Non-Employee Director with the Company or a Subsidiary is terminated (i) in connection with a request made by the Company or the Board that the Participant resign as a Non-Employee Director or (ii) as a result of the Participant not being nominated for re-election as a Non-Employee Director in connection with the Change in Control, in either case, prior to the end of the Restricted Period, then the RSUs granted hereby shall vest immediately upon such termination.

6.2    Business Combination. Notwithstanding anything in this Section 6 to the contrary, in connection with a Business Combination (as defined in the Plan) the result of which is that the Company’s Common Shares and voting stock exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the RSUs evidenced hereby and the Company’s obligations hereunder, or replace the RSUs evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the RSUs evidenced hereby shall vest in full as of the day immediately prior to the date of such Business Combination.

7.Adjustments. The RSUs and the Common Shares subject to the RSUs may be adjusted or terminated in any manner as contemplated by Article XII of the Plan.

8.Withholding. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the RSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. Subject to Section 16, the Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;

(b)subject to Article XIII of the Plan, authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the RSUs; or

(c)delivering to the Company previously owned and unencumbered Common Shares.

9.Transferability. Neither the RSUs granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable prior to payment other than by the laws of descent and distribution.

10.Compliance with Section 409A of the Code. The Award of RSUs covered by this Agreement is intended to be excepted from coverage under, or compliant with, the provisions of Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any other provision of this Agreement or the Plan to the contrary, if all or any portion of the Award of RSUs is subject to the provisions of Section 409A (and not exempted therefrom), the provisions of this Agreement and the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted or construed). If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, the Participant agrees that the Company may, without the consent of the Participant, modify the Agreement to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order either to preclude any such payment or benefit from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be subject to the imposition of taxes and/or interest thereunder. Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.

11.Becoming an Employee. If the Participant becomes an Employee after the Date of Grant while remaining a member of the Board of Directors of the Company, any RSUs held by the Participant at that time of commencement of employment shall not be affected thereby.

12.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

14.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

15.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

16.Stock Ownership Guidelines. If the Participant remains subject to the Stock Ownership Guidelines for Directors (as established by the Board of Directors from time-to-time) at the time the Common Shares are delivered under this Agreement, the Participant may liquidate up to 40% of the Common Shares to cover any tax liability related to the distribution of Common Shares or inclusion of the RSUs in income under Code Section 409A.

17.Data Privacy. The Participant (you) hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, its affiliates and its Subsidiaries (“the Company Group”) for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company Group holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all RSUs or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Common Shares acquired. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition. This Agreement is subject to the terms and conditions of the Plan.

20.Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.

The parties have executed this Agreement on the terms and conditions set forth herein as of the Date of Grant.

Participant

DIEBOLD NIXDORF, INCORPORATED